GulfMark Offshore, Inc. Announces
4th Quarter 2008 Earnings Release Date
and Conference Call Information

February 4, 2009 - HOUSTON - GulfMark Offshore, Inc. (NYSE:GLF) today announced plans to release earnings for the fourth quarter and year ended December 31, 2008 before the market opens on Monday, February 23, 2009.  The Company will also conduct a conference call to discuss the results with analysts, investors and other interested parties at 9:00 a.m. EST the same day.  Those who wish to participate in the conference call should dial 877-381-5943 in the United States (international callers should use 973-638-3424).

A telephonic replay of the conference call will be available for 4 days starting approximately 2 hours after the completion of the call and can be accessed by dialing 800-642-1687 (international callers should use 706-645-9291) and entering access code 84504120.

The call is also being webcast and can be accessed from the Investor Relations section of GulfMark Offshore’s website at www.GulfMark.com or www.InvestorCalendar.com.  The webcast will be available for replay until May 23, 2009.

GulfMark Offshore, Inc. provides marine transportation services to the energy industry through a fleet of 94 offshore support vessels serving every major offshore energy industry market in the world.

Contact:	James (Jay) Harkness, Vice President – Investor Relations & Treasurer
E-mail: Jay.Harkness@GulfMark.com
Phone: (713) 963-9522

Edward A. Guthrie, Executive Vice President & CFO
E-mail: Ed.Guthrie@GulfMark.com
Phone: (713) 963-9522

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risk, uncertainties and other factors.  Among the factors that could cause actual results to differ materially are: price of oil and gas and their effect on industry conditions; industry volatility; fluctuations in the size of the offshore marine vessel fleet in areas where GulfMark operates; changes in competitive factors; delay or cost overruns on construction projects and other material factors that are described from time to time in the GulfMark’s filings with the SEC, including its Form 10-Q for the quarter ended September 30, 2008. Consequently, the forward-looking statements contained herein should not be regarded as representations that the projected outcomes can or will be achieved.